Explanation of Responses

(1)
As reflected in the Amendment No. 3 to Schedule 13D filed by Innoviva, Inc. (the “Reporting Person”) with the U.S. Securities and Exchange Commission on September 1, 2020 (the “Schedule 13D/A”), in connection the closing that occurred on September 1, 2020 pursuant to a securities purchase agreement, dated as of August 27, 2020 (the “Purchase Agreement” and, such closing, the “Closing”), by and among Entasis Therapeutics Holdings Inc. (the “Issuer”) and the purchasers named therein, including the Reporting Person, the Reporting Person acquired 4,672,897 shares of common stock of the Issuer (“Shares”) and warrants to purchase an additional 4,672,897 Shares (“Warrants”) as set forth in this Form 4. As a result of the Closing, the Reporting Person beneficially owns 37,345,794 Shares.  The Schedule 13D/A filed by the Reporting Person is incorporated by reference in this Form 4; any description herein of the Schedule 13D/A is qualified in its entirety by reference to the Schedule 13D/A so filed by the Reporting Person.